Exhibit 99.2
BXP ANNOUNCES SECOND QUARTER 2023 RESULTS;
REPORTS Q2 EPS OF $0.66 AND FFO PER SHARE OF $1.86

Exceeded Q2 Guidance for EPS and FFO; Executed Approximately 938,000 SF of Leases in Q2; and Opened the Highly Anticipated View Boston Observation Deck Experience

BOSTON, MA, August 1, 2023 - BXP (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the second quarter ended June 30, 2023.
Financial highlights for the second quarter include:
•Revenue increased 5.6% to $817.2 million for the quarter ended June 30, 2023, compared to $773.9 million for the quarter ended June 30, 2022.
•Net income attributable to common shareholders of $104.3 million, or $0.66 per diluted share (EPS), for the quarter ended June 30, 2023, compared to $223.0 million, or $1.42 per diluted share, for the quarter ended June 30, 2022. The decrease compared to Q2 2022 is primarily due to:
◦$96.2 million of higher gains on sales recorded in Q2 2022;
◦greater depreciation and amortization expense of $19.4 million in Q2 2023 primarily due to asset acquisitions in Q2 and Q3 of 2022; and
◦higher interest expenses, net of an increase in interest income, of $22.2 million;
◦offset by higher contributions from portfolio operations of approximately $19.4 million in Q2 2023.
•Funds from Operations (FFO) of $292.8 million, or $1.86 per diluted share, for the quarter ended June 30, 2023, compared to FFO of $304.6 million, or $1.94 per diluted share, for the quarter ended June 30, 2022. The decrease compared to Q2 2022 is primarily due to higher interest expenses, net of an increase in interest income, of $22.2 million, partially offset by higher contributions from portfolio operations of approximately $19.4 million.
•Both EPS and FFO per share exceeded the mid-points of BXP’s guidance by $0.06 per share, as a result of better-than-projected portfolio performance. The portfolio outperformance was partially due to lower-than-projected operating expenses.
BXP also provided updated guidance for third quarter 2023 EPS of $0.63 - $0.65 and FFO of $1.83 - $1.85 per diluted share, and full year 2023 EPS of $2.42 - $2.47 and FFO of $7.24 - $7.29 per diluted share.
See “EPS and FFO per Share Guidance” below.
Second quarter and recent business highlights include:

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•Executed approximately 938,000 square feet of leases with a weighted-average lease term of 8.0 years.

•Opened View Boston, the highly anticipated observation deck encompassing the top three floors of the Prudential Tower in Boston, MA. The 63,000 square-foot experience provides a unique opportunity to enjoy 360-degree panoramic views of the city, bites at the Stratus cocktail bar and The Beacon bistro, and interactive state-of-the-art immersive exhibits that showcase Boston's many neighborhoods and cultural landmarks.

•Completed and fully placed in-service 2100 Pennsylvania Avenue in Washington, D.C., an approximately 476,000 square foot premier workplace that is approximately 62% occupied and approximately 91% leased (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP).

•A joint venture in which BXP has a 55% interest elected to pause vertical construction on the first phase of Platform 16 in San Jose, CA. Platform 16 was planned to be constructed in phases to best accommodate market demand. Completion of the underground parking garage and building foundation elements will take place over the next several months to ensure that the project is positioned to mobilize quickly as demand improves.

•A joint venture in which BXP has a 50% interest exercised an option to extend by one year the maturity date of its $252.6 million construction loan collateralized by its 7750 Wisconsin Avenue property. The completed 734,000 square foot build-to-suit, premier workplace is located in Bethesda, Maryland and is 100% leased to an affiliate of Marriott International, Inc. The loan bears interest at a variable rate equal to Term SOFR plus 1.35% per annum and now matures on April 26, 2024, with a one-year extension option, subject to certain conditions.

•Boston Properties Limited Partnership (“BPLP”) entered into four interest rate swap contracts with notional amounts aggregating $1.2 billion. BPLP entered into these interest rate swap contracts to reduce its exposure to the variability in future cash flows attributable to changes in the interest rate on its 2023 Unsecured Term Loan. These interest rate swaps were entered into to fix Term SOFR, the reference rate for the Unsecured Term Loan, at a weighted-average rate of 4.6420% for the period commencing on May 4, 2023 and ending on May 16, 2024.
•BPLP completed a public offering of $750.0 million aggregate principal amount of 6.500% unsecured senior notes due 2034. The net proceeds from the offering were approximately $741.3 million after deducting underwriting discounts and estimated transaction expenses.
•A joint venture in which BXP has a 30% interest repaid an outstanding $105.0 million loan collateralized by the property located at 500 North Capitol Street, NW, in Washington, DC with the proceeds of a new loan evidenced by two promissory notes totaling $105.0 million that bears interest at an aggregate, weighted-average fixed rate of 6.83% per annum and matures on June 5, 2026. 500 North Capitol Street, NW is a 231,000 square foot premier workplace in Washington, DC that is 99% leased.
•In July 2023, completed the redevelopment and fully placed in-service 140 Kendrick Street - Building A in Needham, Massachusetts. The property is 100% leased and is the first Net Zero, Carbon Neutral office repositioning of this scale in Massachusetts.
•On July 28, 2023, BXP entered into a joint venture agreement with an institutional investor for the future development of 343 Madison Avenue located on Madison Avenue between 44th

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and 45th Streets in New York City, New York adjacent to Grand Central Station. BXP owns a 55% interest in the venture and its partner owns a 45% interest, and BXP will provide customary development, property management, and leasing services. The 343 Madison Avenue project contemplates the construction of (1) a direct entrance to the Long Island Railroad’s new east side access project (Grand Central Madison) (“Phase 1”) and (2) an approximately 900,000 square foot premier workplace building with ground floor retail (“Phase 2”). Subsequently, on August 1, 2023, the joint venture executed a 99-year ground lease with the Metropolitan Transportation Authority for the approximately 25,000 square foot site. The ground lease requires the joint venture to construct the direct access to Grand Central Madison as Phase 1 of the development project. The joint venture has the option until July 31, 2025 to terminate the ground lease prior to construction of the new building and receive reimbursement for the cost of the construction of access to Grand Central Station. There can be no assurance that Phase 1 will be completed on the terms currently contemplated or that Phase 2 of the development project will commence on the terms currently contemplated or at all.
•On July 28, 2023, a joint venture in which BXP has a 50% interest exercised an option to extend by one year the maturity date of its loan collateralized by 100 Causeway in Boston, Massachusetts. The 634,000 square foot premier workplace is located in Boston, MA and is 95% leased. The modified and extended loan has an outstanding balance of $336.6 million, which included an approximately $4.0 million principal repayment and the interest rate was reduced from Term SOFR plus 1.60% to Term SOFR plus 1.48% per annum. The loan now matures on September 5, 2024, with a one-year extension option, subject to certain conditions.
•After 25 years leading the San Francisco region for BXP, Bob Pester has elected to retire from his position as Executive Vice President in early 2024. Rod Diehl, currently Senior Vice President, Leasing for the San Francisco region, will succeed Mr. Pester upon his retirement. As part of this transition, BXP will reorganize West Coast operations for the San Francisco, Los Angeles, and Seattle regions under one management structure, effective immediately. Messrs. Pester and Diehl will jointly lead West Coast operations with Mr. Pester transitioning duties to Mr. Diehl over the months ahead. BXP will continue to maintain its regional presence in Los Angeles and Seattle.
•Effective July 28, 2023, BXP’s independent directors appointed Joel I. Klein to serve as the lead independent director, replacing Kelly A. Ayotte. Ms. Ayotte stepped down as the lead independent director due to the additional time commitment and responsibilities of that role, and the independent directors determined that it is in the best interests of BXP and its stockholders that Mr. Klein once again assume that role. Ms. Ayotte served as BXP’s lead independent director since May 2022 and will remain on BXP’s Board of Directors. Mr. Klein previously served as BXP’s lead independent director from May 2016 to May 2019 and as its independent Chairman from May 2019 to May 2022.
•Continued BXP’s leadership and ongoing commitment to sustainability and published BXP’s 2022 ESG Report in conjunction with Earth Day in April 2023, which highlights that, among other things, BXP achieved its energy and water reduction targets in 2022 and remains on track to achieve carbon-neutral operations by 2025. In conjunction with the publication, BXP hosted its second annual ESG Investor Update Webcast on May 31, 2023.

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The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2023. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
BXP’s guidance for the third quarter 2023 and full year 2023 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Third Quarter 2023		Full Year 2023
	Low	High	Low	High
Projected EPS (diluted)	$0.63	$0.65	$2.42	$2.47
Add:
Projected Company share of real estate depreciation and amortization	1.20	1.20	4.82	4.82
Projected FFO per share (diluted)	$1.83	$1.85	$7.24	$7.29

BXP will host a conference call on Wednesday, August 2, 2023 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2023 results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register.vevent.com/register/BIac804611f1af4449a41bec3ca33cb641 to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s second quarter 2023 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that

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power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 54.1 million square feet and 191 properties, including 13 properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to the impact of changes in general economic and capital market conditions, including continued inflation, increasing interest rates, supply chain disruptions, labor market disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of geopolitical conflicts, including the ongoing war in Ukraine, the immediate and long-term impact of the outbreak of a highly infectious or contagious disease, on our and our clients’ financial condition, results of operations and cash flows (including the impact of actions taken to contain the outbreak or mitigate its impact, the direct and indirect economic effects of the outbreak and containment measures on our clients, and the ability of our clients to successfully operate their businesses), the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including potential costs to comply with the Securities and Exchange Commission’s proposed rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in BXP’s filings with the SEC. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2023	December 31, 2022
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$24,642,681	$24,261,588
Construction in progress	482,850	406,574
Land held for future development	637,191	721,501
Right of use assets - finance leases	237,526	237,510
Right of use assets - operating leases	166,421	167,351
Less: accumulated depreciation	(6,568,568)	(6,298,082)
Total real estate	19,598,101	19,496,442
Cash and cash equivalents	1,581,575	690,333
Cash held in escrows	46,915	46,479
Investments in securities	33,481	32,277
Tenant and other receivables, net	91,968	81,389
Related party note receivable, net	88,834	78,576
Sales-type lease receivable, net	13,250	12,811
Accrued rental income, net	1,318,320	1,276,580
Deferred charges, net	710,820	733,282
Prepaid expenses and other assets	77,457	43,589
Investments in unconsolidated joint ventures	1,780,959	1,715,911
Total assets	$25,341,680	$24,207,669
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,274,764	$3,272,368
Unsecured senior notes, net	10,985,395	10,237,968
Unsecured line of credit	—	—
Unsecured term loan, net	1,196,046	730,000
Lease liabilities - finance leases	251,874	249,335
Lease liabilities - operating leases	204,826	204,686
Accounts payable and accrued expenses	434,574	417,545
Dividends and distributions payable	171,465	170,643
Accrued interest payable	111,088	103,774
Other liabilities	418,813	450,918
Total liabilities	17,048,845	15,837,237

Commitments and contingencies	—	—
Redeemable deferred stock units	6,292	6,613
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 156,932,300 and 156,836,767 issued and 156,853,400 and 156,757,867 outstanding at June 30, 2023 and December 31, 2022, respectively	1,569	1,568
Additional paid-in capital	6,561,161	6,539,147
Dividends in excess of earnings	(516,550)	(391,356)
Treasury common stock at cost, 78,900 shares at June 30, 2023 and December 31, 2022	(2,722)	(2,722)
Accumulated other comprehensive loss	(3,406)	(13,718)
Total stockholders’ equity attributable to Boston Properties, Inc.	6,040,052	6,132,919
Noncontrolling interests:
Common units of the Operating Partnership	689,123	683,583
Property partnerships	1,557,368	1,547,317
Total equity	8,286,543	8,363,819
Total liabilities and equity	$25,341,680	$24,207,669

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(in thousands, except for per share amounts)
Revenue
Lease	$761,733	$721,899	$1,518,608	$1,440,019
Parking and other	26,984	30,346	50,993	52,080
Hotel	13,969	12,089	22,070	16,646
Development and management services	9,858	6,354	18,838	12,185
Direct reimbursements of payroll and related costs from management services contracts	4,609	3,239	9,844	7,304
Total revenue	817,153	773,927	1,620,353	1,528,234
Expenses
Operating
Rental	291,036	273,848	582,344	544,103
Hotel	8,161	6,444	14,832	11,284
General and administrative	44,175	34,665	99,977	77,859
Payroll and related costs from management services contracts	4,609	3,239	9,844	7,304
Transaction costs	308	496	1,219	496
Depreciation and amortization	202,577	183,146	411,311	360,770
Total expenses	550,866	501,838	1,119,527	1,001,816
Other income (expense)
Income (loss) from unconsolidated joint ventures	(6,668)	(54)	(14,237)	2,135
Gains on sales of real estate	—	96,247	—	118,948
Interest and other income (loss)	17,343	1,195	28,284	2,423
Other income - assignment fee	—	6,624	—	6,624
Gains (losses) from investments in securities	1,571	(4,716)	3,236	(6,978)
Unrealized gain on non-real estate investment	124	—	383	—
Interest expense	(142,473)	(104,142)	(276,680)	(205,370)
Net income	136,184	267,243	241,812	444,200
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(19,768)	(18,546)	(38,428)	(36,095)
Noncontrolling interest—common units of the Operating Partnership	(12,117)	(25,708)	(21,169)	(42,061)
Net income attributable to Boston Properties, Inc.	$104,299	$222,989	$182,215	$366,044
Basic earnings per common share attributable to Boston Properties, Inc.
Net income	$0.67	$1.42	$1.16	$2.33
Weighted average number of common shares outstanding	156,826	156,720	156,815	156,685
Diluted earnings per common share attributable to Boston Properties, Inc.
Net income	$0.66	$1.42	$1.16	$2.33
Weighted average number of common and common equivalent shares outstanding	157,218	157,192	157,131	157,098

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc.	$104,299	$222,989	$182,215	$366,044
Add:
Noncontrolling interest - common units of the Operating Partnership	12,117	25,708	21,169	42,061
Noncontrolling interests in property partnerships	19,768	18,546	38,428	36,095
Net income	136,184	267,243	241,812	444,200
Add:
Depreciation and amortization expense	202,577	183,146	411,311	360,770
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(17,858)	(17,414)	(35,569)	(35,067)
Company’s share of depreciation and amortization from unconsolidated joint ventures	25,756	21,120	51,401	43,164
Corporate-related depreciation and amortization	(442)	(413)	(911)	(817)
Less:
Gains on sales of real estate	—	96,247	—	118,948
Unrealized gain on non-real estate investment	124	—	383	—
Noncontrolling interests in property partnerships	19,768	18,546	38,428	36,095
Funds from operations (FFO) attributable to the Operating Partnership (including Boston Properties, Inc.)	326,325	338,889	629,233	657,207
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	33,481	34,329	64,371	66,509
Funds from operations attributable to Boston Properties, Inc.	$292,844	$304,560	$564,862	$590,698
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.74%	89.87%	89.77%	89.88%
Weighted average shares outstanding - basic	156,826	156,720	156,815	156,685
FFO per share basic	$1.87	$1.94	$3.60	$3.77
Weighted average shares outstanding - diluted	157,218	157,192	157,131	157,098
FFO per share diluted	$1.86	$1.94	$3.59	$3.76

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Occupied by Location (1)		% Leased by Location (2)
	June 30, 2023	December 31, 2022	June 30, 2023	December 31, 2022
Boston	90.7%	90.2%	92.1%	92.7%
Los Angeles	86.0%	88.3%	86.2%	88.6%
New York	88.5%	86.8%	90.6%	90.9%
San Francisco	88.2%	88.5%	89.1%	88.8%
Seattle	87.9%	88.3%	90.5%	90.9%
Washington, DC	84.9%	88.7%	89.2%	93.0%
Total Portfolio	88.3%	88.6%	90.4%	91.5%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.

AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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